EXHIBIT 3i.2

DEAN HELLER                                                Entity #
Secretary of State                                         E0677522006-9
206 North Carson Street
Carson City, Nevada 89701-4299                             Document Number:
(775) 684 5708 Website: secretaryofstate.biz               20060675863-63

                                                           Date Filed:
                                                          10/20/2006 2:27:19 PM

   ARTICLES OF MERGER                                      In the office of
(PURSUANT TO NRS 92A.200)
         PAGE 1                                            /s/ Dean Heller

                                                           Dean Heller
                                                           Secretary of State

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

                (Pursuant to Nevada Revised Statutes Chapter 92A)
                             (excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box [ ] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.


     Name of merging entity
     United National Firm Corporation

     Colorado                                           Corporation
     Jurisdiction                                       Entity type *


     Name of merging entity

     Jurisdiction                                       Entity type *

     Name of merging entity

     Jurisdiction                                       Entity type *

     Name of merging entity

     Jurisdiction                                       Entity type *

     and,

     United National Firm Corporation
     Name of surviving entity

     Colorado                                           Corporation
     Jurisdiction                                       Entity type *


* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708 Website: secretaryofstate.biz

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 2




2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

               Attn:

               c/o:

3)   (Choose one)

     [X] The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

     [ ] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box [ ] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

     (a)  Owner's approval was not required from


          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable

          and, or;


          Name of surviving entity, if applicable


This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708 Website: secretaryofstate.biz

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 3



     (b)  The plan was approved by the required consent of the owners of *:


          United National Firm Corporation
          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable

          and, or;

          United National Firm Corporation
          Name of surviving entity, if applicable


* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.


This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708 Website: secretaryofstate.biz

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 4



(c)  Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

     The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.


          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable

          and, or;


          Name of surviving entity, if applicable


This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708 Website: secretaryofstate.biz

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 5



5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:







6)   Location of Plan of Merger (check a or b):

     [X] (a) The entire plan of merger is attached;

     or,

     [ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)":


* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A. 180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708 Website: secretaryofstate.biz

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 6


8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)* (if there are more than four merging entities, check box [ ] and attach an "8 1/2 x 11 " blank sheet containing the required information for each additional entity.):


          United National Firm Corporation
          Name of merging entity

          /s/ Glenn A. Little                President                10/17/2006
          Signature                          Title                        Date

          Name of merging entity

          Signature                          Title                        Date

          Name of merging entity

          Signature                          Title                        Date

          Name of merging entity

          Signature                          Title                        Date

          Point Acquisition Corporation
          Name of surviving entity

          /s/ Glenn A. Little                President                10/17/2006
          Signature                          Title                        Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


This form must be accompanied by appropriate fees.

     PLAN OF MERGER adopted by UNITED NATIONAL FILM CORP. (hereinafter sometimes "UNFC-CO") a business corporation organized under the laws of the State of Colorado, by resolution of its Board of Directors on July 28, 2006, and adopted by UNITED NATIONAL FILM CORPORATION (hereinafter sometimes "UNFC-NV") a business corporation organized under the laws of the State of Nevada, by resolution of its Board of Directors on October 17, 2006. The names of the corporations planning to merge are UNFC-CO, a business corporation organized under the laws of the State of Colorado, and UNFC-NV, a business corporation organized under the laws of the State of Nevada. The name of the surviving corporation into which UNFC-CO plans to merge is UNFC-NV.

     1. UNFC-CO and UNFC-NV shall, pursuant to the provisions of the Colorado Business Corporation Act and pursuant to the laws of the jurisdiction of organization of UNFCNV, he merged with and into a single corporation, to wit, UNFC-NV, which shall be the surviving corporation at the effective time and date of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the laws of the jurisdiction of its organization. The separate existence of UNFC-CO, which is sometimes hereinafter referred to as the "terminating corporation", shall cease at the effective time and date of the merger in accordance with provisions of the Colorado Business Corporation Act

     2. The present Articles Incorporation of the surviving corporation shall be the Articles of Incorporation of said surviving corporation.

     3. The present bylaws of the surviving corporation will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the jurisdiction of organization of the surviving corporation.

     4. The directors and officers in office of the surviving corporation at the effective time and date of the merger shall be the members of the Board of Directors and the first officers of the surviving corporation, all of whom shall hold their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

     5. Each issued share of the terminating corporation immediately before the effective time and date of the merger be converted into one (1) share of the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued at the effective time and date of the merger shall continue to represent one issued share of the surviving corporation.

     6. The Plan of Merger herein made and approved shall be submitted to the shareholders of the terminating corporation and to the shareholders of the surviving corporation, for their approval or rejection in the manner prescribed by the provisions of the Colorado Business Corporation Act and of the laws of the jurisdiction of organization of the surviving corporation.

     7. In the event that the Plan of Merger shall have been approved by the shareholders entitled to vote of the terminating corporation and by the shareholders entitled to vote of the surviving corporation in the manner prescribed by the provisions of the Colorado Business Corporation Act and of the laws of the jurisdiction of organization of the surviving corporation, the terminating corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Colorado and by the laws of the jurisdiction of organization of the surviving corporation and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

     8. The  Board of  Directors  and the  proper  officers  of the  terminating
Corporation  and  of  the  surviving  corporation,   respectively,   are  hereby
authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.